Exhibit 1.01

Conflict Minerals Report of Endo International plc

For the Year Ended December 31, 2015

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of certain minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

Introduction

This is the Conflict Minerals Report of Endo International plc, including its wholly owned subsidiaries, (“Endo,” “we” and “our”) for calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). A copy of this conflict minerals report is publicly available on our website at www.endo.com.

As used in this report, the term “conflict minerals” refers to gold, cassiterite, columbite-tantalite, wolframite and their derivatives tin, tantalum and tungsten.

Endo is a global specialty healthcare company focused on branded and generic pharmaceuticals. None of our pharmaceutical products contain conflict minerals. During the year, we identified certain products of our previously wholly owned subsidiary American Medical Systems Holdings, Inc. (“AMS”) that contained conflict minerals. Those products were part of the product portfolio of AMS’ benign prostatic hyperplasia (“BPH”) business.

On August 3, 2015, Endo completed the sale of the BPH product portfolio as part of its sale of the AMS Men’s Health and Prostate Health business to Boston Scientific Corporation. The scope of the 2015 conflict minerals efforts covered BPH products that were manufactured from January 1, 2015 to August 3, 2015.

Reasonable Country of Origin Inquiry (“RCOI”)

In accordance with Rule 13p-1, Endo, through a third-party service provider, conducted a RCOI to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) or are from recycled or scrap sources.

Because Endo is several steps removed in the overall supply chain from the mining of such conflict minerals, does not make purchases of raw ore or unrefined conflict minerals and does not make purchases in the Covered Countries, our service provider conducted our RCOI by surveying AMS’s suppliers about the origin of the conflict minerals contained in the parts and materials that they supplied to AMS.

The RCOI survey included AMS’s top 80% direct suppliers, by spend. Our service provider surveyed these suppliers using the standard Conflict-Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). We are relying on the results of the RCOI survey performed in 2014 as there were no significant changes to the BPH supply chain or products since completion of the survey. Based on the RCOI responses, we had reasons to believe that the necessary conflict minerals contained in our products may have originated from the Covered Countries. Accordingly, we undertook measures, with the assistance of our service provider, to exercise due diligence to determine the source and chain of custody of those conflict minerals. Responses collected are archived in our internal conflict minerals database, in accordance with Endo’s record retention policy.

Design of Conflict Minerals Due Diligence Program

We designed our due diligence program to be in conformity, in all material respects, with the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition),” and the related supplements (“OECD Guidance”), published by the Organisation for Economic Co-operation and Development (“OECD”).

Our due diligence program includes the following measures:

1.	Establish strong company management systems:

•	Conflict Minerals Policy:

The mining of minerals used to produce tantalum, tin, tungsten, and gold (“3TG”) in the Covered Countries has been linked to the funding of armed groups waging a civil war in the country. These metals are widely used in the components and assembly processes of electrical and electronic products and in many other industries.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, passed in 2010, Rule 13p-1 and the SEC instructions for the annual filing of Form SD, Specialized Disclosure Report, Endo is committed to complying with the Conflict Minerals Final Rule.

Endo has adopted the OECD Guidance, an internationally recognized due diligence framework. We are taking the following steps to determine that our subsidiaries’ products are conflict free:

•	Supporting the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (GeSi) Conflict-Free Smelter (“CFS”) program;

•	Informing the Endo supply base of the Endo Policy on Conflict Minerals, and performing RCOI using the CMRT from suppliers that supply parts that may contain any of the 3TG; and

•	Conducting due diligence on the source and chain of custody of conflict minerals, if found.

•	Endo’s conflict minerals policy and report are publicly available at: www.endo.com.

•	A cross-functional management team oversees our procedures related to assessing the use of conflict minerals.

2.	Identify and assess risks in our supply chain:

•	Analyzed the bill of materials for each medical device product to assess the presence of conflict minerals.

•	Engaged a third-party service provider to administer the RCOI and assist in the due diligence measures on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe may have originated from the Covered Countries and may not have come from scrap or recycled sources.

•	Reviewed the CMRT responses from suppliers for accuracy. Where suppliers provided information that was incomplete or inconsistent with AMS’s expectations on the presence of conflict minerals in the parts, the third-party service provider followed up with these suppliers to seek additional clarifying information.

•	Used the recognized due diligence tools created by the CFSI in the evaluation of supplier responses regarding smelters and refiners that may use the necessary conflict minerals in our products.

•	Compared the smelters and refiners identified in the CMRT against the list of those identified as “compliant” by the CFS Program.

•	Documented the country of origin information for the smelters identified in the CMRT responses using CFSI data.

3.	Design and implement a strategy to respond to identified risks

•	Suppliers that were non-responsive or provided incorrect information during the RCOI process are flagged as high-risk.

•	Supply chain management will work to resolve identified issues with the high-risk suppliers.

4.	Support the development and implementation of independent third-party audits of smelter or refiner’s due diligence practices:

•	Support industry efforts, such as the CFS Program.

5.	Report on supply chain due diligence:

•	After conducting the due diligence measures described above, we did not have sufficient information to determine the country of origin of all of the conflict minerals contained in AMS’s BPH products. We have, however, identified CFSI certified smelters that source from the Covered Countries.

•	Appendix A lists known smelters and refiners that participate in the CFS Program, including those that were certified as compliant or have committed to undergo a CFSI audit.

Independent Private Sector Audit

This Conflict Minerals Report is not subject to an independent private sector audit under Rule 13p-1.

Future Due Diligence Measures

On August 3, 2015, Endo divested the BPH product line, which represented the entirety of its operations impacted by conflict minerals disclosures, and, therefore, Endo no longer manufactures or contracts to manufacture products that contain such conflict minerals. Going forward, Endo will continue to monitor its use of Conflict Minerals. Endo currently does not anticipate needing to file a Conflict Minerals Report for the year ending December 31, 2016.

Appendix A: List of known smelters and refiners that participate in the CFS Program, including those that were certified as compliant or have committed to undergo an audit.

Metal	Name	Country	ID
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asaka Riken Co Ltd	JAPAN	CID000090
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Boliden AB	SWEDEN	CID000157
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Gulidov Krasnoyarsk Non-Ferrous Metals Plant (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Johnson Matthey Inc	UNITED STATES	CID000920
Gold	Johnson Matthey Limited	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622
Gold	Solar Applied Materials Technology Corp	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Aurubis AG	GERMANY	CID000113
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Johnson Matthey Ltd	CANADA	CID000924
Gold	Materion	UNITED STATES	CID001113
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	Nihon Material Co. LTD	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Schone Edelmetaal	NETHERLANDS	CID001573
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA	CID001736
Gold	Umicore Brasil Ltda	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
Gold	Doduco	GERMANY	CID000362
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Telex	UNITED STATES	CID001891
Tantalum	Ulba	KAZAKHSTAN	CID001969

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CID000973
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	Minsur	PERU	CID001182
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Operaciones Metalurgica S.A.	BOLIVIA	CID001337
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001482
Tin	Thaisarco	THAILAND	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Tin	Alpha	UNITED STATES	CID000292
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CID002468
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	OMSA	BOLIVIA	CID001337
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Justindo	INDONESIA	CID000307
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	Fenix Metals	POLAND	CID000468
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais, Ltda.	BRAZIL	CID001758
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM	CID002011
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	CID000258
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095